SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A-1


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            April 17, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                       WIZZARD SOFTWARE CORPORATION
       (Exact Name of Registrant as Specified in its Charter)

   Colorado               333-69415               87-0575577
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
 Jurisdiction)

                              424 Gold Way
                      Pittsburgh, Pennsylvania 15213
                 (Address of Principal Executive Offices)

                            (412) 621-0902
                       Registrant's Telephone Number

                          Balanced Living, Inc.
                           5525 South 900 East
                       Salt Lake City, Utah 84117
        (Former Name or Former Address if changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountant.

          The engagement of Murphy & Murphy, Certified Public Accountants, of Clinton, Maryland, effected May 7, 2001, was not accepted by Murphy & Murphy because that firm has determined that it does not desire to engage in auditing services for publicly held companies; accordingly, Pritchett, Siler & Hardy, Certified Public Accountants, of Salt Lake City, Utah, who audited the financial statements of the Company for the years ended December 31, 2000 and 1999, have been reinstated as the Company's auditors.

          The Company may continue its search for auditors whose business location is more closely proximate to the principal executive offices and the location where its principle business operations are conducted in Pittsburgh, Pennsylvania.

          The Company has provided Murphy & Murphy with a copy of the disclosure provided under this caption of this Report, and has advised it to provide the Company with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. A copy of Murphy & Murphy's response is attached hereto and incorporated herein by this reference. See Item 7.

Item 7.  Financial Statements and Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

         16         Letter regarding change in certifying accountants.


                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WIZZARD SOFTWARE CORPORATION



Date: 5/30/01                 By/s/Christopher J. Spencer
     ---------------          -------------------------------
                              Christopher J. Spencer,
                              President, CEO and Director